Exhibit 99.1
News from Conduent
Conduent Incorporated
100 Campus Drive
Florham Park, N.J. 07932
www.Conduent.com
Conduent Repurchases Shares
from Carl Icahn and Affiliates

FLORHAM PARK, N.J., June 10, 2024 -- Conduent Incorporated (Nasdaq: CNDT) (the “Company” or “Conduent”), a global technology-led business solutions and services company, today announced that it entered into and consummated a share purchase agreement (the “Purchase Agreement”) to repurchase all of the shares of the Company’s common stock beneficially owned by Carl C. Icahn through certain of his affiliates (the “Icahn Parties”) at a purchase price of $3.47 per share, the closing price of the Company’s common shares on June 7, 2024, the last full trading day prior to the execution of the Purchase Agreement. The aggregate purchase price for the repurchase is approximately $132 million, which was funded from Conduent’s cash on hand and existing credit facility.

Following the purchase, the Icahn Parties no longer hold any Conduent common shares. In connection with the transaction, Hunter Gary, Jesse Lynn and Steven Miller, who are employed by the Icahn Parties, have resigned from the Company’s board of directors (the “Board”).

“Our decision to repurchase shares reflects the confidence we have in our business, our strategy and our long-term growth prospects,” said Cliff Skelton, Conduent President and Chief Executive Officer. “Following this transaction, we will continue to focus our capital allocation in the near-term on additional pay down of debt to further reduce our debt leverage ratios. I would also like to thank Carl for his support and his team for their contributions to our Company over the years.”

Carl Icahn said, “We believe we have left the Company in good hands with Cliff and the rest of the Conduent management team. We wish them the best.”

The transaction was unanimously recommended to Conduent’s Board by a Special Transaction Committee of the Board, comprised solely of independent directors. The Special Transaction Committee was advised by independent legal and financial advisors. The entire Board, except for members employed by Icahn Parties, who recused themselves from the vote, voted in favor of the transaction.

Jefferies LLC acted as financial advisor to the Special Transaction Committee and Willkie Farr & Gallaher LLP served as independent legal counsel to the Special Transaction Committee. Holland & Knight LLP served as legal counsel to Conduent.

Exhibit 99.1

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 59,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $100 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.

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Media Contact:
Sean Collins, Conduent, +1-310-497-9205, Sean.Collins2@conduent.com

Investor Relations Contact:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," “enable,” “strategy,” and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the share repurchase transaction and our plan to continue to allocate capital to reduce our debt levels. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could

Exhibit 99.1
cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to Conduent’s ability to realize the benefits anticipated from the share repurchase transaction and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.